UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 24, 2005
MIKOHN GAMING CORPORATION
(Exact Name of Registrant as Specified in Charter)

NEVADA	000-22752	88-0218876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
920 Pilot Road
Las Vegas, Nevada 89119
(Address of Principal Executive Offices)
(702) 896-3890
(Registrants telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
      On October 24, 2005, Mikohn Gaming Corporation, d/b/a Progressive Gaming International Corporation, hosted a conference call. A transcript of the call is attached hereto as Exhibit 99.1.
      To supplement our consolidated financial statements presented in accordance with GAAP, we use the non-GAAP measure EBITDA. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. The non-GAAP measure is provided to enhance the user’s overall understanding of our prospects for the future. Specifically, we believe that EBITDA provides useful comparative information to both management and investors by excluding our semi-annual interest payments and other certain expenses that are not consistent from period to period. Additionally, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

99.1	Transcript of conference call hosted on October 24, 2005 by Mikohn Gaming Corporation, a Nevada corporation d/b/a Progressive Gaming International Corporation.

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mikohn Gaming Corporation

By:	/s/ Michael A. Sicuro

Michael A. Sicuro
Executive Vice President, Chief
Financial Officer, Secretary and Treasurer
Date: October 24, 2005

INDEX TO EXHIBITS

99.1	Transcript of conference call hosted on October 24, 2005 by Mikohn Gaming Corporation, a Nevada corporation d/b/a Progressive Gaming International Corporation.